Exhibit 10.1

G Medical Innovations Holdings Ltd

ARBN 617 204 743

(Company)

and

Name of Officer

Position/Director

INDEMNITY, INSURANCE AND ACCESS DEED

THIS DEED is made the	day of	2017

BETWEEN

G Medical Innovations Holdings Ltd (ARBN 617 204 743) of PO Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands (Company); AND

________ of ______________ (Officer/Director).

RECITALS

A.	The Officer/Director is a _________ of the Company. In that capacity, the Officer/Director is required to make decisions in relation to and act on behalf of the Company.

B.	The Company wishes to protect the Officer/Director from personal liability, in certain circumstances, which may arise from time to time through the Officer/Director acting as an Officer/Director of the Company or any of its Related Bodies Corporate and has agreed to provide the Officer/Director with rights relating to indemnity, access to documents and insurance as set out in this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Deed:

Board means the board of directors of the Company.

books, director, documents, officer and Related Body Corporate have the meanings given in section 9 of the Corporations Act.

Company Documents means all written material provided to the Board or any committee of the Board during the time which the Officer/Director was an officer/Director of a Relevant Company, including, but not limited to, Board papers, submissions, minutes, memoranda, legal opinions, financial statements and subcommittee papers and Company Document means one of these documents.

Confidential Information means all the information contained in the Company Documents which is not in the public domain.

Constitution means the constitution as amended or replaced from time to time. Deed means the deed constituted by this document and includes the Recitals.

D&O Policy means an insurance policy insuring the Officer/Director (among others) against liability as a director and officer/an officer of the Company.

Duty means any transfer, transaction or registration duty or similar charge imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

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Government Authority means a government or government department, a governmental or semi-governmental or judicial person (whether autonomous or not) charged with the administration of any applicable law.

Indemnity means the indemnity provided by the Company under clause 2.1. Relevant Proceedings means, in relation to the Officer/Director:

(a)	any hearing, conference, dispute, inquiry or investigation or a court, arbitrator, mediator, tribunal or governmental or administrative body;

(b)	any procedural step preceding or otherwise relating to such a hearing conference, dispute, inquiry or investigation,

in which the Officer/Director is involved as a party, witness or otherwise and because the Officer/Director is or was an officer of the Company.

Tax means any tax, levy, excise, duty, charge, surcharge, contribution, withholding tax, impost or withholding obligation of whatever nature, whether direct or indirect, by whatever method collected or recovered, together with any fees, penalties, fines, interest or statutory charges.

1.2	Interpretation

In this Deed, unless the context otherwise requires:

(a)	headings are for convenience only and do not affect the interpretation of this Deed;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing a gender include any gender;

(d)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate;

(e)	a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(f)	a reference to any document, includes any permitted amendment or supplement to, or replacement or novation of, that document;

(g)	unless otherwise expressly provided, all references to currency shall be to the legal currency of Australia;

(h)	a reference to the Officer/Director includes the estate, heirs and legal representatives of any deceased or mentally incompetent Officer/Director; and

(i)	a document that is in a person’s custody or under a person’s control is in the person’s possession.

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2.	INDEMNITY TO OFFICER

2.1	Indemnity

(a)	The Officer/Director is, to the maximum extent permitted by law, indemnified out of the property of the Company against any liability (other than a liability for costs and expenses) the Officer/Director incurs to another person (other than the Company or a Related Body Corporate of the Company) as an officer of the Company or a Related Body Corporate, unless the liability arises out of conduct involving a lack of good faith by the Officer/Director.

(b)	The Officer/Director is, to the maximum extent permitted by law, indemnified out of the property of the Company against any liability for reasonable costs and expenses the Officer/Director incurs to another person (other than the Company or a Related Body Corporate of the Company) in defending any claim or proceeding, whether civil or criminal, in respect of:

(i)	a liability either incurred or alleged to have been incurred by the Officer/Director as an officer of the Company or of a Related Body Corporate of the Company; or

(ii)	the Officer’s/Director’s conduct, whether actual or alleged, as an officer of the Company or of a Related Body Corporate of the Company,

unless that claim or proceeding arises out of conduct involving a lack of good faith by the Officer/Director.

(c)	The Officer/Director is, to the maximum extent permitted by law, indemnified out of the property of the Company against any liability for reasonable costs and expenses incurred by the Officer/Director:

(i)	in defending any proceeding, whether civil or criminal:

(A)	in respect of a liability either incurred or alleged to have been incurred by the Officer/Director as an officer of the Company or of a Related Body Corporate of the Company;

(B)	in respect of the Officer’s/Director’s conduct, whether actual or alleged, as an officer of the Company or of a Related Body Corporate of the Company; or

(C)	in connection with any inquiry by the Company or any regulator into the conduct of the Officer/Director as an officer of the Company or a Related Body Corporate of the Company,

in which judgment is given in favour of the Officer/Director or the Officer/Director is acquitted or the outcome of the inquiry is to not take any further action against the Officer/Director; or

(ii)	in connection with an application in relation to the proceedings in which a court grants relief to the Officer/Director under the Corporations Act.

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(d)	The Officer/Director is, to the maximum extent permitted by law, indemnified out of the property of the Company against any liability incurred by the Officer/Director as an officer of the Company, including without limitation legal costs other than legal costs which are not reasonable.

(e)	The indemnities in paragraphs 2.1(a), 2.1(b), 2.1(c) and 2.1(d) are separate and independent indemnities and, subject to clause 2.1(f), each is intended to apply to a liability arising out of any act, matter or circumstance whether occurring before or after the date of this Deed.

(f)	If the Officer/Director has given a release to the Company before the date of this Deed:

(i)	this Deed does not affect the operation of the release;

(ii)	subject to clause 2.1(f)(iii), this Deed does not give the Officer/Director any right to indemnification in respect of the subject of the release; and

(iii)	if and to the extent that the Officer/Director has a right to indemnification under the Company’s Constitution, the Officer/Director is entitled under this Deed to an indemnity on the terms provided in the Constitution.

2.2	Continuing Indemnity

Each indemnity in clause 2.1 is an irrevocable, unconditional, continuing and principal obligation of the Company despite:

(a)	the resignation or removal of the Officer/Director as an officer of the Company;

(b)	the settlement of any dispute between the Officer/Director and the Company or any third party; or

(c)	the occurrence of any other thing, and remains in full force until released by the Officer/Director.

2.3	Conduct of Proceedings

(a)	To obtain the benefit of the indemnity, the Officer/Director must:

(i)	give notice to the Company promptly on becoming aware of any claim (whether made orally or in writing) against the Officer/Director that may give rise to a right to indemnity under this Deed;

(ii)	take any reasonable action the Company requests to avoid, dispute, resist, bring an appeal in, compromise or defend any claim or any adjudication of a claim;

(iii)	not make any admission of liability in respect of a claim or settle a claim without the Company’s prior written consent;

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(iv)	at the Company’s request, give all reasonable assistance and co-operation to the Company in the conduct of any claim, including, but not limited to, giving the Company any documents, authorities and directions that the Company reasonably requires to prosecute or advance any cross claim or counterclaim; and

(v)	at the Company’s request, do anything reasonably necessary or desirable to enable the Company (so far as possible) to be subrogated to and enjoy the benefits of the Officer's/Director’s rights in relation to any cross claim or claim against a third party and give any assistance reasonably requested by the Company for the purpose.

(b)	If it is established that the Officer/Director has failed to satisfy paragraph (a) to the material prejudice of the Company in relation to the relevant claim, the Company is relieved of its obligations under this Deed in respect of that claim.

(c)	The Company may do one or more of the following:

(i)	assume the conduct, negotiation or defence of a claim;

(ii)	institute a cross claim or a counterclaim;

(iii)	subject to clause 2.4, retain lawyers in relation to a claim to act on behalf of both the Officer/Director and the Company; and

(iv)	take all reasonably necessary steps for the purposes of doing any of the things referred to in this clause 2.3(c),

and, when it does so, the conduct of the claim will be under the management and control of the Company or its insurers.

(d)	The Company may compromise or settle a claim on terms it thinks fit.

(e)	The Officer/Director is entitled to be reimbursed by the Company for the Officer's/Director’s actual costs reasonably incurred in taking action or giving assistance under clause 2.3(a).

2.4	Legal Representation

The Officer/Director may engage separate legal or other representation and participate in a claim or proceeding against the Officer/Director arising out of being an officer of the Company. The Company will advance an amount equivalent to any expenses incurred by the Officer/Director relating to the representation or participation only to the extent that they are:

(a)	incurred before the Company assumes conduct of the claim or proceeding;

(b)	incurred with the Company’s prior written authority; or

(c)	reasonable and incurred in circumstances where:

(i)	the Company has refused to authorise representation or participation by lawyers other than lawyers acting also for the Company; and

(ii)	there is a reasonable likelihood that the interests of the Officer/Director and the Company would conflict if the same lawyers were to act for both the Officer/Director and the Company.

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2.5	Interaction with Insurance

The Officer/Director must make a claim under any relevant insurance policy the Officer/Director holds in respect of any liability for which the Officer/Director may be able to claim under this Deed. If the Company has made a payment under this Deed in respect of a liability for which the Officer/Director has insurance, the Officer/Director must pay any relevant proceeds of that policy to the Company on receipt of those proceeds but the Officer/Director is not required to pay to the Company any amount which would be in excess of the amount paid by the Company.

2.6	Interaction with Constitution

The provisions of clause 2.3 to 2.5 inclusive will apply to any right to indemnification the Officer/Director has under the Company’s Constitution as if those provisions were included in the Constitution.

3.	MAINTENANCE, ACCESS AND CONFIDENTIALITY OF COMPANY DOCUMENTS

3.1	Company to Maintain Company Documents

The Company must keep a complete set of all Company Documents in a systematic and organised way, in its custody or possession until the later of:

(a)	the date which is 7 years after the Officer/Director ceases to be an officer of the Company; and

(b)	the date any Relevant Proceedings commenced before the date in 3.10 have been finally resolved.

3.2	Officer/Director May Access and Use Company Documents

(a)	If, during the period referred to in clause 3.1, the Officer/Director asks to inspect or asks for a copy of a Company Document and the request is made in connection with Relevant Proceedings, the Company must, subject to paragraph (b), within 14 days of receiving that request, as appropriate:

(i)	allow the Officer/Director (or a person the Officer/Director nominates in writing) to inspect the Company Document at the Company’s registered office (or another place agreed by the Company and the Officer/Director); and/or

(ii)	give the Officer/Director a copy of the Company Document without charge.

(b)	The Company need not comply with paragraph (a) if:

(i)	the Company, acting reasonably, is not satisfied that the document sought is material to the Relevant Proceedings; or

(ii)	the Company considers that to provide the requested Company Document would have a material adverse effect on the Company or a subsidiary.

(c)	the Officer/Director:

(i)	acknowledges that the Company remains the owner of any document obtained from the Company under this clause 3.2; and

(ii)	must, at the Company’s written request, return to the Company or destroy all copies of any Company Document obtained from the Company under this clause 3.2 within 14 days after the Relevant Proceedings are finally resolved.

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(d)	The Company acknowledges that monetary damages alone would not adequately compensate the Officer/Director for the Company's breach of its obligations under clauses 3.1 and 3.2 and that accordingly specific performance of those obligations is an appropriate remedy.

(e)	This Deed does not limit any right of access the Officer/Director otherwise has to Company Documents.

3.3	Confidentiality and Privilege

(a)	The Officer/Director must not disclose any Confidential Information in any document of the Company to a third party unless:

(i)	the Company has given its prior written consent;

(ii)	the Officer/Director is required by law to disclose it; or

(iii)	the disclosure is made for the purpose of obtaining professional advice:

(A)	in circumstances approved by the committee of the Board of the Company that has responsibility for corporate governance matters (the Committee);

(B)	after prior written notice to the Chairman where the Committee has not given the approval set out in sub-clause (A) above and the Officer/Director considers it necessary to seek Senior Counsel’s advice in order to carry out his or her duties as an officer/director of the Company in connection with a matter currently before the Board; or

(C)	in connection with Relevant Proceedings or the threat of Relevant Proceedings,

and the Officer uses best endeavours to ensure all matters disclosed are kept confidential and advises the Board if the advice in any way contradicts the current position of the Board or contradicts advice previously received by the Board.

(b)	Where the Officer/Director is entitled to disclose Confidential Information under clause 3.3(a) and the Company Document includes any information to which legal professional privilege attaches for the benefit of the Company, or both the Company and the Officer/Director, the Officer/Director must use best endeavours to avoid doing anything that will cause that privilege to be waived, extinguished or lost by the Company in relation to third parties.

4.	D&O POLICY

4.1	Maintenance of D&O Policy

(a)	Subject to clause 4.2 and clause 4.3, the Company must maintain a D&O Policy while the Officer/Director is an officer of the Company and until the later of:

(i)	the date which is 7 years after the Officer/Director ceases to be an officer of the Company; and

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(ii)	the date any Relevant Proceedings commenced before the date in 4.1(a)(i) have been finally resolved.

(b)	To the extent required to comply with its disclosure obligations relating to the D&O Policy, the Company will seek information from the Officer/Director within a reasonable period before renewing the policy and the Officer/Director must supply the information sought.

4.2	Terms of D&O Policy

The Company must:

(a)	ensure that the D&O Policy is on terms considered reasonable by the Company;

(b)	to the maximum extent permitted by law, pay the cost of any premiums under the D&O Policy; and

(c)	give the Officer/Director a copy of the D&O Policy annually on request.

4.3	Cessation of Insurance

The Company may cease to maintain a D&O Policy if the Company reasonably determines that:

(a)	the type of coverage is no longer available; or

(b)	the costs of maintaining and paying premiums on a D&O Policy (whether generally or in respect of a particular officer, including the Officer/Director) would be so prohibitive that it would no longer be in the interests of the Company to maintain the policy.

If the Company ceases to maintain a D&O Policy covering the Officer/Director, it must notify the Officer/Director of that event.

5.	NOTICES

5.1	Notices in writing

Each notice authorised or required to be given to a Party shall be in legible writing and in English and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause 5.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 5.3.

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5.2	Address of Parties

The initial address of the Parties shall be as follows:

In the case of the Company:

PO Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands

Attention: ____________

Email: ___________

In the case of the Officer/Director:

______________

Attention: _____________

Email: ___________

5.3	Change of Address

Each Party may from time to time change its address by giving notice pursuant to clause 5.1 to the other Parties.

5.4	Receipt of notice

Any notice given under this Deed will be conclusively deemed to have been received:

(a)	in the case of personal delivery, on the actual day of delivery;

(b)	if sent by mail, two (2) Business Days from and including the day of posting;

(c)	if sent by facsimile, when a facsimile confirmation receipt is received indicating successful delivery; or

(d)	if sent by e-mail, when a delivery confirmation report is received by the sender which records the time that the e-mail was delivered to the addressee’s e-mail address (unless the sender receives a delivery failure notification indicating that the e-mail has not been delivered to the addressee), but if the delivery or receipt is on a day that is not a Business Day or is after 5:00 pm (addressee’s time) it is regarded as received at 9:00 am on the following Business Day.

6.	FURTHER ASSURANCE

Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Deed.

7.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the law from time to time in the State of Western Australia and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Western Australia and the courts which hear appeals therefrom.

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8.	VARIATION

No modification or alteration of the terms of this Deed shall be binding unless made in writing dated subsequent to the date of this Deed and duly executed by the Parties.

9.	COSTS

9.1	Duty

All Duty assessed on or in respect of this Deed shall be paid by the Company.

9.2	Legal Costs

Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Deed.

10.	WAIVERS

Without limiting any other provision of this Deed, the Parties agree that:

(a)	failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this Deed by a Party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this Deed;

(b)	a waiver given by a Party under this Deed is only effective and binding on that Party if it is given or confirmed in writing by that party; and

(c)	no waiver of a breach of a term of this Deed operates as a waiver of another breach of that term or of a breach of any other term of this Deed.

11.	MISCELLANEOUS

11.1	Severance

If any provision of this Deed is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

11.2	Entire Agreement

This Deed shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

11.3	Counterparts

This Deed may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

11.4	Time

Time shall be of the essence in this Deed in all respects.

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Executed by the Parties as a Deed.

EXECUTED AS A DEED by

G MEDICAL INNOVATIONS HOLDINGS LTD ARBN 617 204 743

in accordance with its constituent documents and place of incorporation:

Signature of director	Signature of director/company secretary

Name of director	Name of director/company secretary

EXECUTED by ______________ in the

Presence of:

Signature of witness	Signature

Name of witness